As filed with the Securities and Exchange Commission on
                                                       December 23,     1994
                                            Registration No. 33-   54765

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                               AMENDMENT NO. 1
                                 to
                                FORM S-3
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933

                            KOGER EQUITY, INC.
          (Exact name of issuer as specified in its charter)
           FLORIDA                           59-2898045
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)           Identification No.)

      3986 BOULEVARD CENTER DRIVE, JACKSONVILLE, FLORIDA 32207
                             (904) 398-3403
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

    VICTOR A. HUGHES, JR.               W. LAWRENCE JENKINS
 Senior Vice President and                  Secretary
  Chief Financial Officer           3986 Boulevard Center Drive
3986 Boulevard Center Drive          Jacksonville, Florida 32207
Jacksonville, Florida 32207                  904/398-3403
      904/398-3403

          Name, address and telephone number, including area code of agents for service)
                                Copies to:
                     HAROLD F. McCART, Jr., ESQUIRE
                             Boling & McCart
                      (a professional association)
                    Suite 700, 76 South Laura Street
                       Jacksonville, Florida 32202
                              904/354-6543
        Approximate date of commencement of proposed sale to public:
          As soon as practicable after the effective date of this
                          Registration Statement.

     If the only securities being registered on this Form are
being offered pursuant to dividend or interest reinvestment
plans, please check the following box.                  [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.            [X]


Continuation of Cover Page of Form S-3


                      CALCULATION OF REGISTRATION FEE

  Title of                    Maximum Unit     Maximum        Amount
 Securities     Amount          Offering      Aggregate         of
   to be        to be          Price Per      Offering      Registration
 Registered     Registered      Security        Price          Fee



Warrants to
Purchase
Shares of
Common
Stock, Par
Value $.01
per share       472,131           (1)           (1)            (1)


Shares of
Common
Stock, Par
Value $.01
per share
issuable
upon
exercise of
Warrants        472,131    (2)   $8.00(3)     $3,777,048        $1,303

                                              Total . . . . .   $1,303

(1) No fee is required with respect to the Warrants pursuant to Rule 457(g).
(2) Shares of Common Stock issuable upon exercise of the Warrants may be increased pursuant to anti-dilution provisions. The Registration Statement also covers any such increased number pursuant to Rule 416 under the Securities Act of 1933, as amended.
(3) The exercise price of the Warrants.

The Registrant hereby amends this Registration
Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            SUBJECT TO COMPLETION

              PRELIMINARY PROSPECTUS DATED    DECEMBER 22,     1994

PROSPECTUS

                                472,131     Warrants
                                  to Purchase
                                 472,131     Shares
                                       of
                                  Common Stock

                                KOGER EQUITY, INC.

    Koger Equity, Inc. (the "Company") is an equity real estate investment trust ("REIT") which invests in suburban office centers located in the Southeast and Southwest containing buildings for lease as office space to others. See "The Company."

       The Warrants to purchase the Company's Shares of Common Stock, par value $.01 per Share (the "Warrants" and the "Shares", respectively), which are the subject of this Registration Statement, evidence the right to purchase Shares at a price of $8.00 per Share through June 30, 1999, unless earlier redeemed in accordance with their terms. The Warrants will be listed as part of a class of warrants having the same terms as warrants currently listed for trading on the American Stock Exchange ("ASE") under the symbol "KE.WS" (the "Outstanding Warrants"). On December 21, 1994, the last reported sale price of the Outstanding Warrants as reported by the ASE was $2 3/16 per warrant.

       The Warrants are redeemable at prices ranging from $2.31 to $5.24.

    The Shares are also listed on the ASE under the symbol "KE." On December 21, 1994, the last reported sale price of the Shares as reported by the ASE was $7 1/4 per share.

    For information concerning the distribution of the Warrants, see "The Settlement."

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
             ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                   REPRESENTATION TO THE CONTRARY IS A
                            CRIMINAL OFFENSE.



      THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED
        ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESEN-
                   TATION TO THE CONTRARY IS UNLAWFUL.


The date of this Prospectus is                , 1994.

                          AVAILABLE INFORMATION

    Koger Equity, Inc. (the "Company") has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement on Form S-3 (herein together with all amendments and exhibits referred to as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Warrants and the Shares to which this Prospectus relates. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Warrants and the Shares to which this Prospectus relates, reference is made to the Registration Statement, including the exhibits thereto, which may be obtained from the Commission's principal office in Washington, D.C., upon payment of the fees prescribed by the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement filed with the Commission, each statement being qualified in all respects by such reference.

    The Company is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices in New York at 75 Park Place, New York, New York 10007 and Chicago at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Warrants and the Shares are listed on the American Stock Exchange, and in connection therewith the Company files reports with the American Stock Exchange, which reports, along with other information concerning the Company, are available for inspection at 86 Trinity Place, New York, New York 10006-1881.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents listed below have been previously filed by the Company with the Commission under the Exchange Act
(File No. 1-9997) and are incorporated herein by reference:

    (1) Annual Report on Form 10-K for the fiscal year ended
        December 31, 1993, filed pursuant to Section 13 of the Exchange Act.

       (2) Quarterly Reports on Form 10-Q for periods ended March
        31, 1994, June 30, 1994 and September 30, 1994, filed
        pursuant to Section 13 of the Exchange Act.

    (3) Current Report on Form 8-K, dated January 3, 1994, as amended by Current Report on Form 8-K\A, dated March 4,
        1994, filed pursuant to Section 13 of the Exchange Act.

    (4) Current Report on Form 8-K, dated May 10, 1994, filed pursuant to Section 13 of the Exchange Act.

    (5) Current Report on Form 8-K, dated August 19, 1994, filed pursuant to Section 13 of the Exchange Act.

    (6) Definitive proxy statement, dated April 8, 1994, filed pursuant to Section 14 of the Exchange Act relating to its Annual Meeting held on May 10, 1994.

    (7) Description of the Shares contained in the Company's registration statement filed pursuant to Section 12(b) of the Exchange Act and any amendment thereto or reports filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement as modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in the Registration Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that the Registration Statement incorporates). Requests for such copies should be directed to W. Lawrence Jenkins, Corporate Secretary, Koger Equity, Inc., 3986 Boulevard Center Drive, Jacksonville, Florida 32207, telephone number (904) 398-3403.

                                THE COMPANY

       Koger Equity, Inc. (the "Company") is a self-administered and self-managed equity real estate investment trust (a "REIT") which owns and manages suburban office centers in the southeastern and southwestern regions of the United States. Koger Properties, Inc. ("KPI"), a pioneer in the development of office centers, developed and constructed all of the office centers owned by the Company and certain office buildings owned by third parties, which are managed by the Company. KPI was merged into and became a part of the Company on December 21, 1993 (the "Merger"). The Company provides leasing and management services for its own office centers and for certain office buildings owned by third parties. As of September 30, 1994, the Company owned 219 office buildings in 21 office centers located in 16 metropolitan areas in the Southeast and Southwest. In addition, the Company then owned 230 acres of unimproved land for development and held 65 acres of unimproved land for sale.

    Koger Equity, Inc. was organized in 1988 for the purpose of investing in office buildings located in suburban office centers throughout the southeastern and southwestern United States. In 1988 and 1989, Koger Equity, Inc. offered and sold shares of its Common Stock, $.01 par value per share (the "Shares"), in two public offerings. Koger Equity, Inc. used the proceeds of such public offerings to purchase its initial properties from KPI, a real estate development company and the sponsor of Koger Equity, Inc. Thereafter, Koger Equity, Inc. acquired other buildings from KPI and its affiliates, with the last such acquisition of buildings occurring on December 21, 1993 as the result of the Merger. All of the buildings acquired by Koger Equity, Inc. from KPI were developed by KPI.

    The Merger was the culmination of extensive negotiations among the managements of Koger Equity, Inc. and KPI and the creditors of KPI and the resolution of a bankruptcy case filed on behalf of KPI on September 25, 1991 under Chapter 11 of the United States Bankruptcy Code. Upon consummation of the Merger, Koger Equity, Inc. succeeded to substantially all of the assets of KPI, which included primarily 93 office buildings, 295 acres of land and 1,781,419 Shares held by KPI.

    In connection with the Merger, the Company issued
(a) 6,158,977 Shares, or approximately 35% of the shares outstanding after the Merger, to unsecured creditors of KPI and
(b) warrants to purchase 644,000 Shares at an exercise price of $8.00 per share until June 30, 1999, unless earlier redeemed (the "Outstanding Warrants"), to the shareholders of KPI and the holders of certain securities law claims against KPI.

       A subsidiary of the Company is the managing general partner of The Koger Partnership, Ltd., a publicly-held limited partnership ("TKP"), which as of September 30, 1994 owned 92 office buildings located in seven office centers. Through its subsidiaries, the Company provides property management services for TKP's buildings and for a limited number of buildings located in office centers owned by third parties. The Company owns 32% of the partnership interests in TKP. However, the Company has determined that its investment in TKP has no value.


Tax Status of the Company

    The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (collectively with any predecessor statutes, the "Code"), since the inception of Koger Equity, Inc. in 1988. As a REIT, the Company generally will not be subject to federal income tax on that portion of its ordinary income or capital gains that is currently distributed to shareholders so long as it distributes at least 95% of its REIT taxable income each year. REITs are subject to a number of organizational and operational requirements. The Company's tax returns have not been examined by the Internal Revenue Service. If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Even as a REIT, the Company may be subject to certain state and excise taxes on its undistributed income and certain other categories of income.

                              THE SETTLEMENT

       The Warrants which are the subject of this prospectus have the same terms as those which were issued to the former shareholders of KPI in connection with the Merger and the holders of certain securities law claims against KPI (the "Outstanding Warrants") and are being issued, pursuant to the terms of a court approved settlement agreement (the "Settlement Agreement"), to the Plaintiffs in Best v. Koger Equity, Inc., et al. (the "Best Case"), a case which was pending in the United States District Court for the Middle District of Florida.

    The Warrants will be issued, in escrow, to the attorneys for the plaintiffs in the Best Case who will be the record holder of the Warrants pending their sale or distribution to claimants in the Best Case. Plaintiffs' counsel may retain a corporate financial advisor who shall be authorized to analyze the Warrants as to their terms and structure and to sell the Warrants, or any portion of them, if such advisor determines that the value of the assets available for distribution to claimants will be best preserved or enhanced by such sale(s).

                              USE OF PROCEEDS

       As the Warrants will be issued in connection with the settlement of litigation, the Company will realize no proceeds upon the issuance and distribution of the Warrants (see "The Settlement"). Although the amount of proceeds which the Company will realize from the exercise of the Warrants and when it will receive such proceeds cannot be estimated at this time, assuming that the Warrants are not redeemed by the Company and all of the Warrants are exercised, of which there can be no assurance, the Company would receive $3,777,048 from the exercise of the Warrants. To the extent permitted under its debt agreements, any proceeds received by the Company from the exercise of the Warrants would be used for working capital and general corporate purposes.


                         DESCRIPTION OF SECURITIES

Common Stock

        The authorized capital stock of the Company consists of 100,000,000 Shares of Common Stock, par value $.01 per share, (the "Shares"), of which 17,597,558 Shares were issued and outstanding as of September 30, 1994, excluding 2,874,400 Shares held by the Company as treasury stock and 643,619 Shares reserved for issuance upon exercise of the Outstanding Warrants and 2,199,900 Shares reserved for issuance pursuant to employee stock option and investment plans.

     The Shares issued in connection with the exercise of the Warrants, which are the subject of this Prospectus, will, when issued, be fully paid and non-assessable and no personal liability will attach to the holder of such Shares. The holders of Shares will be entitled to one vote per Share on all matters as to which votes of the shareholders of the Company are solicited, including election of directors. No holder of the Shares will have any preemptive right to subscribe for any additional securities. All holders of the Shares shall also share ratably in any dividends on the Shares of Common Stock legally declared by the Board of Directors of the Company and paid by the Company.

        Two of the requirements for qualification as a REIT are that (i) at any time during the last half of each taxable year not more than 50% in value of the outstanding shares may be owned by five or fewer individuals and (ii) there must be at least 100 Shareholders on 335 days of each taxable year of 12 months. In order to meet these requirements the Articles of Incorporation of the Company empower the Board of Directors to redeem, at its option, a sufficient number of Shares or to restrict the transfer thereof to bring or maintain the ownership of the Shares into conformity with the requirements of the Code. The Articles of Incorporation provide that the Directors may exercise this right at any time the Directors believe the tax status of the Company is jeopardized, including when a holder has in excess of 9.8% of the Company's outstanding Shares. The redemption price to be paid will be the fair market value as reflected in the latest quotations, or, if no quotations are available, the price of the Shares as determined by the Board of Directors in accordance with the provisions of applicable law. The Board of Directors has agreed to waive the transfer and redemption restrictions contained in the Articles of Incorporation with respect to the Shares held by TCW Special Credits, a California general partnership, TCW Group, Inc. and their affiliates ("TCW"). The Board of Directors of the Company has determined that the waiver of these provisions for TCW will not jeopardize the Company's status as a REIT. Thomas K. Smith, Jr., a director of the Company, is an Assistant Vice President of Trust Company of the West and TCW Asset Management Company, wholly owned subsidiaries of TCW Group, Inc. TCW, in the aggregate, held approximately 18.8% of the outstanding Shares at September 30, 1994.

     Each shareholder will be required upon demand to disclose to the Board of Directors in writing such information with respect to direct and indirect beneficial ownership of Shares as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company, or to comply with the requirements of any other taxing authority or governmental entity or agency.

     The foregoing provisions may have the effect of discouraging tender offers or other takeover proposals. Such provisions do not apply to cash tender offers in which two-thirds of the outstanding Shares are tendered and accepted for cash. In view of the importance to the Company of the tax treatment of the Company as a REIT, the Board of Directors believes that such provisions are necessary.

        Rights Plan. On September 30, 1990, the Company's Board of Directors adopted a Shareholder Rights Plan (the "Rights Plan") pursuant to which were issued Common Stock Purchase Rights (the "Rights"). Under the Rights Plan one Right was issued for each outstanding Share held as of October 1, 1990, and a Right attached to each Share issued thereafter and will be attached to each Share issued in the future. The Rights authorize the holders to purchase Shares at a price below market upon the occurrence of certain events, including, unless approved by the Company's Board of Directors acquisition by a person or group of certain levels of beneficial ownership of the Shares or a tender offer for the Shares. The Rights are redeemable by the Company for $.01 and expire September 30, 2000. One of the events which will trigger the Rights is the acquisition by a person other than an Exempt Person, as defined in the Rights Plan, the Company or any of its subsidiaries or its employee benefit plans of 15% or more of the outstanding Shares. As of September 30, 1994, TCW was the only Exempt Person under the Rights Plan.

     Certain Provisions of Florida Law. The Company is subject to several anti-takeover provisions under Florida law. These provisions permit a corporation to elect to opt out of such provisions in its Articles of Incorporation or (depending on the provision in question) its Bylaws. The Company has not elected to opt out of these provisions. The Florida Business Corporation Act (the "Florida Act") contains a provision that prohibits the voting of shares in a publicly-held Florida corporation which are acquired in a "control share acquisition" unless the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power:
(i) one-fifth or more but less than one-third of such voting power, (ii) one-third or more but less than a majority of such voting power and (iii) a majority or more of such voting power.

     The Florida Act also contains an "affiliated transaction" provision that prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an "interested shareholder" unless (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested shareholder, (ii) the interested shareholder has owned at least 80% of the corporation's outstanding voting shares for at least five years, or (iii) the transaction is approved by the holders of two-thirds of the corporation's voting shares other than those owned by the interested shareholder. An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of the corporation's outstanding voting shares. A transaction with TCW would be an "affiliated transaction" under the Florida Act thereby requiring the approval of the holders of two-thirds of the outstanding Shares other than those held by TCW.

Warrants

    The Warrants will be issued pursuant to an Amended and Restated Warrant Agreement (the "Warrant Agreement") between the Company and First Union National Bank of North Carolina, as Warrant Agent. Each Warrant will entitle the holder thereof to acquire, through June 30, 1999, one Share upon tender of the exercise price of $8.00 per Share (the "Exercise Price").

       Each Warrant will be redeemable by the Company, in its sole option and discretion, upon tender of the redemption price, which ranges from $2.31 to $5.24. Anti-dilution provisions in the Warrant Agreement provide for adjustment of the Exercise
Price and the number of Shares which can be purchased upon exercise thereof to prevent dilution of their value upon occurrence of certain events. No fractional Shares will be issued upon the exercise of Warrants; the Company will make a cash adjustment for any fractional Shares otherwise issuable.
The holders of Warrants are not entitled to any of the rights of holders of Shares.

    As of September 30, 1994, there were then Outstanding Warrants to purchase an aggregate of 642,931 Shares. The terms of the Outstanding Warrants are identical in all respects with those of the Warrants which are the subject of this prospectus (see "The Company" and "The Settlement"). The Outstanding Warrants are, and the Warrants to be issued will be, traded on the basis of one Warrant as representing the right to purchase one Share.

    A complete statement of the terms and conditions pertaining to the Warrants is contained in the Warrant Agreement between the Company and the Warrant Agent, a copy of which may be examined at the office of the Company and is filed as an exhibit to the Registration Statement. Fees and reasonable expenses of the Warrant Agent will be borne by the Company.

Preferred Stock

    The Company is authorized to issue up to 50,000,000 shares of preferred stock, par value $.01 per share, including convertible preferred stock, in such series with such preferences and rights as the Company's Board of Directors may determine. The Company has no shares of preferred stock outstanding.

General

    The Warrant Agent for the Warrants and transfer agent and registrar of the Shares is First Union National Bank of North
Carolina, 230 South Tryon Street, Charlotte, North Carolina
28288-1154, Attention: Shareholder Services Group.

    The Company sends to its warrantholders and shareholders annual reports including financial statements audited by independent public accountants and quarterly unaudited interim financial reports.

                              LEGAL OPINIONS

       The validity of the securities offered hereby will be passed upon for the Company by Boling & McCart, a professional association, Seventy-Six South Laura Street, Suite Seven
Hundred, Jacksonville, Florida 32202.

                                  EXPERTS

    The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the three year period ended December 31, 1993 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, which report expresses an unqualified opinion and includes an explanatory paragraph referring to an uncertainty pertaining to pending litigation, which has been settled and the settlement approved by the court, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    With respect to the unaudited interim financial information for the periods ended March 31, 1994 and 1993, June 30, 1994 and 1993 and September 30, 1994 and 1993 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994 and incorporated by reference herein, which includes an explanatory paragraph referring to an uncertainty pertaining to pending litigation, which has been settled and the settlement approved by the court, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                        472,131     WARRANTS

                                           to Purchase

                                        472,131     SHARES





                                     KOGER EQUITY, INC.





                                     KOGER EQUITY, INC.

                                        Warrants

                                          and

                                         Shares

                                           of
                                      Common Stock
                                (par value $.01 per share)





  TABLE OF CONTENTS

  Page
Available Information. . . . . 2         PROSPECTUS
Incorporation of Certain
  Documents by Reference . . . 2
The Company. . . . . . . .    4
The Settlement . . . . . .    5                     , 1994
Use of Proceeds. . . . . . . . 5
Description of the
  Securities . . . . . . . ....6
Legal Opinions . . . . . . .   9
Experts. . . . . . . . . . .   9

                                   PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution
 (Estimated):

   SEC registration filing fee* ........................ $ 1,303
   Blue Sky fees and expenses** ........................  10,000
   Printing and engraving costs** ......................   8,200
   Legal fees and expenses** ...........................  25,000
   Accounting fees and expenses** ......................   5,100
   Miscellaneous** .....................................     397

   Total ............................................... $50,000

    *  Actual fee


Item 15. Indemnification of Directors and Officers.

    The Company's Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by the General Corporation Law of the State of Florida (predecessor statute to the Florida Business Corporate Act) as now or hereafter in force, including the advance of expenses and reasonable counsel fees.

    Section 93 of the Florida Business Corporation Act (Florida Statutes Section 607.0850) provides that a director, officer, agent and employee of a corporation or its subsidiaries or other affiliates may be indemnified under certain conditions by the corporation against expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he becomes a party because he was such director, officer, agent or employee, including expenses reasonably incurred in settlement of any of the aforesaid matters, if the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding determine that the person seeking indemnification acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation.

    Section 607.0850 also provides that the indemnification provided pursuant to the above provisions are not exclusive, and a corporation may make any other further indemnification of any of its directors, officers, employees, or agents, under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

 (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

 (b) A transaction from which the director, officer, employee or agent derived an improper personal benefit;

 (c) In the case of a director, a circumstance under which certain liability provisions relating to the payment of dividends and asset distributions are applicable;
         or

 (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

 In addition, the Company carries directors and officers liability insurance.

Item 16. Exhibits

Exhibit Number                    Description

    4(a)        Amended and Restated Articles of Incorporation
                of Koger Equity, Inc. Incorporated by reference
                to Exhibit 3(a) to Form 8-K Report dated May 10,
                1994 (File No.1-9997).
    4(b)        By-Laws of Koger Equity, Inc. Incorporated by
                reference to Exhibit 3(b) to a Form 8-K Report,
                dated April 21, 1993, (File No. 1-9997).
    4(c)        Form of Common Stock Certificate of Koger
                Equity, Inc. Incorporated by reference to
                Exhibit 4(a) to Form S-11 registration Statement
                No. 33-22890.
    4(d)(1)     Koger Equity, Inc. Common Stock Rights
                Agreement, dated as of September 30, 1990.
                Incorporated by reference to Exhibit 1 to Form
                8-A Registration Statement, dated October 3,
                1990, (File No. 1-9997).
    4(d)(2)     First Amendment to Koger Equity, Inc. Common
                Stock Rights Agreement, dated as of March 27,
                1993. Incorporated by reference to Exhibit 4 to
                Form 8-A/A Registration Statement, dated
                December 21, 1993 (File No. 1-9997).
    4(d)(3)     Second Amendment to Koger Equity, Inc. Common
                Stock Rights Agreement, dated as of December
                21, 1993. Incorporated by reference to Exhibit 5 to Form 8-A/A
                Registration Statement, dated December 21, 1993 (File No.
                1-9997).
    4(e)(1)*       Amended and Restated Warrant Agreement dated as
                of December 22, 1994
    4(e)(2)     Form of Warrant is filed as part of Exhibit
                4(e)(1) and is incorporated by reference
                herein.
    4(e)(3)     Warrant Agreement dated as of December 21, 1993
                between the Company and First Union (the
                "Warrant Agreement").  See Exhibit 2 to an
                Amendment on Form 8-A/A to a Registration
                Statement on Form 8-A dated December 21, 1993
                (File No. 1-9997), which Exhibit is herein
                incorporated by reference.
    5       *   Opinion of Counsel.
    15      *   Deloitte & Touche LLP letter regarding
                unaudited interim financial information.
    23(a)   *   Consent of Independent Certified Public
                Accountants.
    23(b)   *   Consent of Attorneys, counsel to Registrant.
    24          Powers of Attorney (set forth on page II-5).

    * Filed herewith.


Item 17. Undertakings.

            The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i)     To include any prospectus required by
                         section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors and officers and controlling persons of the Company pursuant to the provisions referred to in Item 15 of this Registration statement or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim against the Company for indemnification against such liability (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by a director or officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, State of Florida, the 22 day of December, 1994.

KOGER EQUITY, INC.

By:  S/W. Lawrence Jenkins
     W. Lawrence Jenkins
     Vice President and Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed below pursuant to a power of attorney by the following person in the capacities and on the date indicated. Each person whose conformed signature appears below has heretofore authorized W. Lawrence Jenkins, as Attorney-in-Fact, to sign on his behalf individually and in each capacity stated below, and to file any amendments, including Post Effective Amendments, to this Registration Statement.

       Signature                Title                       Date

 S. D. Stoneburner*      Chairman of the Board of
(S. D. Stoneburner)      Directors and Director

 Irvin H. Davis*         President and Director
(Irvin H. Davis)         (Principal Executive Officer)

 Victor A. Hughes, Jr.*  Senior Vice President and
(Victor A. Hughes, Jr.)  Director (Principal Financial
                         Officer)

 James L. Stephens*      Treasurer (Principal Accounting
(James L. Stephens)      Officer)

                                                    December 22, 1994
 D. Pike Aloian*         Director
(D. Pike Aloian)

 Benjamin C. Bishop, Jr.* Director
(Benjamin C. Bishop, Jr.)

 Charles E. Commander*   Director
(Charles E. Commander)

 David B. Hiley*         Director
(David B. Hiley)

 G. Christian Lantzsch*  Director
(G. Christian Lantzsch)

 Thomas K. Smith, Jr.*   Director
(Thomas K. Smith, Jr.)

 George F. Staudter*     Director    *By:S/W. Lawrence Jenkins
(George F. Staudter)                     W. Lawrence Jenkins
                                         Attorney-in-Fact

                                                      Exhibit No. 5

                                    BOLING & McCART
                              A PROFESSIONAL ASSOCIATION
                                    ATTORNEYS AT LAW
HAROLD F. McCART, JR.*             SUITE SEVEN HUNDRED           TELEPHONE
  CORPORATION & BUSINESS LAW  SEVENTY-SIX SOUTH LAURA STREET  (904) 354-6543
  SECURITIES LAW               JACKSONVILLE, FLORIDA 32202

JOHN L. BOLING
  WILLS, ESTATES &
  ESTATE PLANNING
   *ALSO MEMBER OF GEORGIA BAR      December 22 , 1994

Koger Equity, Inc.
3986 Boulevard Center Drive
Jacksonville, Florida  32207

Re: Koger Equity, Inc.
    Registration Statement on Form S-3
    File No. 33-54763

Dear Sirs:

    We have acted as counsel for Koger Equity, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement (File No. 33-54763) on the Commission's Form S-3 (the "Registration Statement"), for the purpose of registering the offering and sale of up to 472,131 warrants (the "Warrants") to purchase until June 30, 1999, unless sooner redeemed, at a per share exercise price of $8.00, 472,131 shares of the Company's Common Stock, par value $.01 per share, (the "Shares").

    In acting as such counsel, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

    1. The Company is a corporation organized under the laws of the State of Florida and its status in that state is active.

    2. The Warrants issuable by the Company have been authorized and when issued will be validly issued securities of the Company entitled to the benefits of the Warrant Agreement pursuant to which they will be issued.

    3. The Shares issuable by the Company upon exercise of the Warrants have been authorized and, when sold, will be validly issued, fully paid and non-assessable.

    We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" included in the Prospectus forming a Part I of the Registration Statement.

                                  Very truly yours,



                                  Boling & McCart

                                                             Exhibit No. 15

December 22, 1994

Koger Equity, Inc.
Jacksonville, Florida

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Koger Equity, Inc. and subsidiaries for the periods ended March 31, 1994 and 1993, June 30, 1994 and 1993 and September 30, 1994 and 1993, as indicated in our reports dated May 6, 1994, August 3, 1994 and November 4, 1994, respectively, which include an explanatory paragraph relating to an uncertainty pertaining to pending litigation, which has been settled and the settlement approved by the court; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994, are being used in this Amendment No. 1 to Registration Statement No. 33-54765.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.




DELOITTE & TOUCHE LLP
Jacksonville, Florida

                                                          Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

Koger Equity, Inc.

    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-54765 of Koger Equity, Inc. on Form S-3 of our report dated March 4, 1994, which expresses an unqualified opinion and includes an explanatory paragraph relating to an uncertainty pertaining to pending litigation, which has been settled and the settlement approved by the court, appearing in the Annual Report on Form 10-K of Koger Equity, Inc. for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP
Jacksonville, Florida

December 22, 1994

                                                            Exhibit 23(b)

                            CONSENT OF COUNSEL

The Board of Directors
Koger Equity, Inc.
3986 Boulevard Center Drive
Jacksonville, Florida 32207

Dear Sirs:

       The undersigned consents to the use of its name under the heading "Legal Opinions" contained in a Prospectus, which is
Part I of a Registration Statement (File No. 33-54765) on Form S-3 filed by Koger Equity, Inc. (the "Company") for the purpose of registering 472,131 Warrants to purchase 472,131 Shares of the Company's Common Stock, par value $.01 per share.

                               Sincerely,




                               Boling & McCart

December 22, 1994